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                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  PROXY STATEMENT PURSUANT TO SECTION 14(A) OF
                      THE SECURITIES EXCHANGE ACT OF 1934

Filed by the registrant  /X/

Filed by a party other than the registrant  / /

Check the appropriate box:

/X/  Preliminary proxy statement

/ /  Definitive proxy statement

/ /  Definitive additional materials

/ /  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                               FERRO CORPORATION
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                               FERRO CORPORATION
                   (NAME OF PERSON(S) FILING PROXY STATEMENT)

Payment of filing fee (Check the appropriate box):

/X/  $125 per Exchange Act Rule 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).

/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).

/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     (2) Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:(1)
     (4) Proposed maximum aggregate value of transaction:

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.
     (1) Amount previously paid:
     (2) Form, schedule or registration statement no.:
     (3) Filing party:
     (4) Date filed:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
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

                                                     DRAFT OF: FEBRUARY 18, 1994

                        (LOGO)THE INFORMATION CONTAINED

                              IN THIS DOCUMENT IS

          ------------------------------------------------------------
                                  CONFIDENTIAL
          ------------------------------------------------------------

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                              (LOGO) OF CLEVELAND
                                 (216) 621-8384

                              Fax  (216) 621-1132
                              (LOGO) OF PITTSBURGH
                                 (412) 281-3838

                              Fax  (412) 281-4546
                              (LOGO) OF CINCINNATI
                                 (513) 621-8384

                              Fax  (513) 621-2901
                               (LOGO) OF COLUMBUS
                                 (614) 221-8384

                              Fax  (614) 221-8427

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

                               FERRO CORPORATION
                              1000 LAKESIDE AVENUE
                             CLEVELAND, OHIO 44114

                                                                  March 14, 1994

DEAR SHAREHOLDERS:

     You are cordially invited to attend the annual meeting of shareholders of Ferro Corporation which will be held on Friday, April 22, 1994, in the Auditorium at One Cleveland Center, 1375 E. 9th Street, Cleveland, Ohio. The meeting will begin at 10:00 A.M., Cleveland time, but we hope that you will be able to join the officers and directors at 9:30 A.M. for coffee and informal conversation. The matters to be considered are described in the following pages and include information concerning each director and each nominee for director.

     The items proposed for action by the shareholders at the meeting are the election of directors, approval of an amendment to the Articles of Incorporation to increase the number of authorized shares of common stock from 75,000,000 to 150,000,000, the designation of auditors and such other business, if any, as may properly come before the meeting. In addition, the officers will give current reports on the status of the business of Ferro.

     Shareholders of record at the close of business on February 25, 1994 are entitled to vote at the meeting.

     It is important to your interests that all shareholders participate in the affairs of Ferro regardless of the number of shares owned. Accordingly, we urge you promptly to fill out, sign and return the enclosed proxy even if you plan to attend the meeting. You have the option to revoke it at any time prior to the meeting, or to vote your shares personally on request if you attend the meeting.

                                              Very truly yours,

                                              ALBERT C. BERSTICKER, President
                                                and Chief Executive Officer

                                PROXY STATEMENT

                             ELECTION OF DIRECTORS

     The Board of Directors of Ferro presently consists of thirteen members, divided into three classes. The directors in each class are elected for terms of three years so that at each annual meeting the term of office of one class of directors expires. The terms of office of five directors of Ferro will expire on the day of the 1994 annual meeting, upon election of successors.

     Proxies solicited hereunder granting authority to vote on the election of directors will be voted for the election of Glenn R. Brown, William E. Butler, Paul B. Campbell, John C. Morley and Hector R. Ortino to serve for three year terms and until their successors are elected, provided, however, that if the election of directors is by cumulative voting (see pages 22 and 23 of this Proxy Statement) the persons appointed by the accompanying proxy intend to cumulate the votes represented by proxies they receive and distribute such votes in accordance with their best judgment. All of the candidates for election as directors are directors whose present terms of office will expire at the meeting.

     In January of 1994, Robert M. Ginn retired as a member of the Board of Directors, after 22 years of service as a director, pursuant to Ferro's mandatory retirement age policy for directors. Upon Mr. Ginn's retirement, the Board reduced the authorized number of directors to thirteen.

     If any nominee is not available at the time of the election, proxies may be voted for a substitute or in the alternative may be voted to decrease the authorized number of directors. However, Ferro has no reason to believe that any of the nominees will not be available.

     Information is set forth below regarding the principal occupation and the number of shares of Ferro Stock owned on February 25, 1994 by each nominee and each of the other directors who will continue in office after the meeting.

NOMINEES FOR ELECTION
                               GLENN R. BROWN, age 63, Retired Senior Vice
                               President and Director Standard Oil Company (now BP America). Dr. Brown joined The Standard Oil Company (Ohio) in 1953 as an Engineer in the Chemical and Physical Research Department. After ten years of research experience, he undertook assignments in managerial roles in operations research, management systems, and chemical operations, including Manager of all research activities for Standard Oil and later Vice President for Research and Engineering. In 1979, Dr. Brown was elected a Senior Vice President of Standard Oil in charge of the technology, patent and license, strategic planning, and business operating groups. He also served as a director of Standard Oil from 1981 until his retirement in 1986. Since his retirement from Standard Oil, Dr. Brown has served at Case Western Reserve University as Director of Strategic Planning,

                               Dean of the Colleges and from 1990-1993 as Vice Provost for Corporate Research and Technology Transfer. He is also a Director of Nordson Corporation
 (manufacDIRECTOR SINCE
           1988
                               turer of industrial application equipment).

                               Common Shares owned 450          Nominee for term
                               expiring in 1997

                               WILLIAM E. BUTLER, age 63, Chairman of the Board and Chief Executive Officer, Eaton Corporation (engineered products for automotive, industrial, commercial and military markets). Mr. Butler has been an Eaton employee since 1957, serving as President and Chief Executive Officer prior to his election as Chairman in 1991. Mr. Butler is a director of Eaton Corporation, Bearings, Inc. (bearings distributor), Pitney Bowes Inc. (manufacturer of mailing, copying and voice processing systems) and Zurn Industries, Inc. (manufacturer of environmental quality control and energy conversion systems and leisure products).

                               Common Shares owned 600          Nominee for term
                               expiring in 1997

    DIRECTOR SINCE 1992

                               PAUL B. CAMPBELL, age 64, a General Partner of Squire, Sanders & Dempsey (attorneys at law). Mr. Campbell joined Squire, Sanders & Dempsey in 1954 and has been a partner in that firm since 1966. He has also served as Secretary of Ferro since 1970.(2)

                               Common Shares owned 21,740(1)    Nominee for term
                               expiring in 1997
    DIRECTOR SINCE 1991

NOMINEES FOR ELECTION
                               JOHN C. MORLEY, age 62, President and Chief
                               Executive Officer of Reliance Electric Company (manufacturer of industrial motors and controls, mechanical power transmission products and specialty telecommunication systems and products). Mr. Morley began his career with Exxon Corporation in 1958 and served as President of Exxon Chemical Company, USA and Senior Vice President of Exxon USA before joining Reliance in 1980 as President and Chief Executive Officer. In December, 1986, Mr. Morley led an investor group in the leveraged acquisition of Reliance Electric Company from Exxon. Mr. Morley serves as a Director of Reliance Electric Company, AMP Incorporated (manufacturer of electrical and electronic components) and Society Corporation (bank holding company).

                               Common Shares owned 900          Nominee for term
                               expiring in 1997

    DIRECTOR SINCE 1987
                               HECTOR R. ORTINO, age 51, Executive Vice
                               President and Chief Financial -- Administrative Officer of Ferro. He began his career as Treasurer of Ferro Argentina in 1971 and subsequently became Financial Director in 1973. In 1976, Mr. Ortino was promoted to Managing Director of operations in Argentina. Mr. Ortino was named Managing Director of Ferro Mexico in 1982. In 1983, he was appointed Assistant to the Executive Vice President -- Finance and relocated to Cleveland. He was named Vice
                               President -- Finance in 1984; Vice
                               President -- Finance and Chief Financial Officer in 1987, and Senior Vice President and Chief Financial Officer in 1991. Mr. Ortino assumed his present position in 1993. Prior to joining Ferro, Mr. Ortino served as Treasurer of Columbia Broadcasting Systems, Argentina and Assistant to the Treasurer of Pfizer, Inc., Argentina. Mr. Ortino is also a director of Defiance, Inc. (manufacturer of automotive parts).

                               Common Shares owned 54,324(1)    Nominee for term
                               expiring in 1997
    DIRECTOR SINCE 1993
                               ESOP Convertible Preferred Shares beneficially owned 1,469

DIRECTORS WHOSE TERMS OF OFFICE
WILL CONTINUE AFTER THE MEETING
                               ALBERT C. BERSTICKER, age 59, President and Chief Executive Officer of Ferro. Mr. Bersticker began his career as a Research Engineer with Ferro in 1958. Following various assignments with the International Division, he became Plant Manager of the Company's Spanish affiliate and was named Managing Director of Ferro Spain in 1969. Returning to the United States in 1973, Mr. Bersticker was named Assistant to the Group Vice President -- International Operations. In 1974 he was appointed Group Vice President -- International; was named Executive Vice President, Operations in 1976; was named Executive Vice President and Chief Operating Officer in 1986; was named President in 1988 and was named Chief Executive Officer in 1991. Mr. Bersticker is also a Director of Centerior Energy Corporation (electric utility holding company), Society Corporation (bank holding company), Oglebay Norton Company (minerals and shipping) and Brush Wellman Inc. (manufacturer of beryllium alloy parts).
    DIRECTOR SINCE 1978
                               Common Shares owned 214,343(1) Term expires 1995 ESOP Convertible Preferred Shares beneficially owned 1,473

DIRECTORS WHOSE TERMS OF OFFICE
WILL CONTINUE AFTER THE MEETING
                               PAUL S. BRENTLINGER, age 66, a General Partner of Morgenthaler Ventures, a venture capital partnership which invests in and provides management advisory services to emerging growth companies. Mr. Brentlinger joined Harris Corporation (manufacturer of advanced information processing, communication and microelectronics products) in 1951 and, after serving in various assignments, was named Vice President -- Corporate Development in 1969; Vice President -- Finance in 1975 and Senior Vice President -- Finance in 1982. He retired from Harris Corporation and joined Morgenthaler in 1984. He is a Director of Allegheny Ludlum Corporation (manufacturer of specialty metals).

                               Common Shares owned 4,900(1)    Term expires 1995

    DIRECTOR SINCE 1984

                               WERNER F. BUSH, age 54, Executive Vice President and Chief Operating Officer of Ferro. Mr. Bush joined Ferro in 1964 as a Research Engineer. He was appointed Refractory Division Manager of Ferro Mexico in 1966; was named Operations Manager of Ferro France in 1970; was named Operations Manager of Ferro Brazil in 1971; and in 1975 was named President of Ferro Brazil. Mr. Bush returned to Cleveland in 1981 when he was named Vice President -- International for Latin America, Canada, Australia and South Africa. Subsequently, he was named Group Vice
                               President -- International in 1985; Group Vice President -- Coatings, Colors and Electronic Materials in 1988; and Senior Vice
                               President -- Coatings, Colors and Ceramics in 1991. Mr. Bush assumed his present position in 1993. He is also a member of the Board of Directors of National City Bank.

                               Common Shares owned 54,343(1)   Term expires 1996
    DIRECTOR SINCE 1993
                               ESOP Convertible Preferred Shares beneficially owned 1,416

                               A. JAMES FREEMAN, age 65, Vice Chairman and Chief Executive Officer of Lord Corporation (manufacturer of bonded rubber specialty products for the automotive industry, adhesives and chemical coatings). Mr. Freeman began his career with General Mills. In 1960 he joined Lord Corporation as Manager of the Development Department. He was appointed Corporate Group Vice President in 1970, Executive Vice President in 1975, President in 1982 and to his present position in 1991. Mr. Freeman is also a Director of Lord, PNC Bank, N.A., Eriez Magnetics (manufacturer of magnetic devices), EFCO, Inc. (manufacturer of forming presses), Keypro Inc. (medical peer review organization) and a member of the Advisory Board of Liberty Mutual Insurance Company.

                               Common Shares owned 9,593(1)    Term expires 1995
    DIRECTOR SINCE 1986

DIRECTORS WHOSE TERMS OF OFFICE
WILL CONTINUE AFTER THE MEETING
                               KEVIN O'DONNELL, age 68. Chairman of the
                               Executive Committee, SIFCO Industries, Inc.
                               (diversified metal workings). Mr. O'Donnell began his career with SIFCO in 1947 where he served in numerous capacities until 1960. From 1960 to 1962 he served as a management consultant with the firm of Booz, Allen and Hamilton. From 1963 to 1966 Mr. O'Donnell served as General Manager and Director of Atlas Alloys, a division of the Rio Algom Corporation. For the next six years he served in the Peace Corps in various executive capacities, including a period as head of the Peace Corps. Mr. O'Donnell returned to SIFCO in 1972 as Executive Vice President and was named President in 1976. He was named Chief Executive Officer in 1983 and served in that capacity until his retirement in 1990 when he assumed his present position. Mr. O'Donnell is a Director of SIFCO, RPM, Inc. (specialized protective coatings, fabrics and wall coverings), The Lamson & Sessions Co. (capital goods manufacturer) and The National Machinery Company (cold forming machines).
    DIRECTOR SINCE 1977

                               Common Shares owned 2,250       Term expires 1995
                               ADOLPH POSNICK, age 67, retired Chairman and
                               Chief Executive Officer of Ferro. Mr. Posnick joined Ferro in 1947 as a Research Engineer. Following assignments with the International Division, he became technical director of Ferro Enamel S.A., a Brazilian subsidiary, in 1950 and was named Managing Director of that Company in 1956. Mr. Posnick was on special assignment in Europe during 1964 as Assistant to the Vice President -- International and returned to the United States in 1965 as Vice President -- International Operations. He was named Group Vice President in 1968, Senior Vice President -- Operations in 1974, Executive Vice President in 1975, President and Chief Executive Officer in 1976 and was named Chairman in 1988. Mr. Posnick retired in 1991. Mr. Posnick is also a Director of National City Corporation, National City Bank and First Union Management, Inc. (commercial real estate management).
    DIRECTOR SINCE 1976
                               Common Shares owned 172,431(1) Term expires 1996 REX A. SEBASTIAN, age 64, Private Investor. Mr. Sebastian began his career with Procter and Gamble. In 1955, he joined Cummins Engine Company, Inc. where he held several positions including Vice-President -- International and Managing Director of Cummins Engine Company, Ltd., in Scotland. In 1966, Mr. Sebastian joined Dresser Industries, Inc. (energy and industrial-related products and services) as Vice President -- International Operations and was named Vice President -- Operations in 1971. In 1975, he was named Senior Vice President -- Operations, a position he held until his retirement in 1985. Mr. Sebastian is a member of the Board of Directors of Texas Commerce Bank, National Association, Hall Financial Group, Inc. (diversified real estate and real estate related activities), Phoenix Resource Companies, Inc. (oil and gas exploration and production, essentially in Egypt) and

                               Hallwood Energy Corporation (oil and gas
                               exploration and production).
    DIRECTOR SINCE 1986
                               Common Shares owned 4,500       Term expires 1996

DIRECTORS WHOSE TERMS OF OFFICE
WILL CONTINUE AFTER THE MEETING
                               DENNIS W. SULLIVAN, age 55, Executive Vice
                               President and President, Industrial and
                               Automotive, of Parker-Hannifin Corporation
                               (manufacturer of fluid power products). Mr.
                               Sullivan began his career with Parker-Hannifin Corporation in 1960 as a Sales Engineer, and after serving in various assignments, was named Group Vice President in 1972; President of the Fluid Connectors Group in 1976; Corporate Vice President in 1978; President of the Fluidpower Group in 1979; President of the Industrial Sector in 1980; and he assumed his present position in 1981. Mr. Sullivan is also a Director of Parker-Hannifin and Society Corporation.

                               Common Shares owned 750         Term expires 1996

    DIRECTOR SINCE 1992

- ---------------

(1) The shares reported as owned by Messrs. Bersticker, Brentlinger, Campbell, Freeman, Ortino and Posnick include shares that they do not own of record but of which they are beneficial owners. An individual is deemed to be the beneficial owner of shares as to which he exercises or influences voting power or investment power. The number of shares (included in those reported above) as to which Messrs. Bersticker, Brentlinger, Campbell, Freeman, Ortino and Posnick are not owners of record but as to which they exercise or influence voting control or investment decisions are as follows: Mr. Bersticker -- 2,287 shares, Mr. Brentlinger -- 150 shares, Mr. Campbell -- 10,350 shares, Mr. Freeman -- 2,000 shares, Mr. Ortino -- 227 shares and Mr. Posnick -- 13,272 shares. The number of shares reported above for Messrs. Bersticker, Bush and Ortino include 14,569, 6,660 and 5,883 shares, respectively, issued to them under the Performance Share Plan which are subject to risk of forfeiture based upon the terms of that plan. The number of shares which may be acquired by Messrs. Bersticker, Bush and Ortino pursuant to exercisable stock options are as follows: Mr. Bersticker -- 94,125 shares; Mr. Bush -- 35,812 shares and Mr. Ortino -- 29,437 shares (included in the number of shares reported above).

(2) The law firm of Squire, Sanders & Dempsey, of which Mr. Campbell is a partner, provided legal services to Ferro in 1993, and Ferro expects to continue the use of such firm in 1994.

SECURITY OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

     Based on information supplied by them as of February 25, 1994, no individual director beneficially owns as much as 1% of the outstanding Common Stock, and all directors and officers of Ferro as a group beneficially own 751,402 shares of Ferro Common Stock, representing approximately 3% of its outstanding shares and 14,200 shares of Series A ESOP Convertible Preferred Stock, representing approximately 1.0% of the outstanding shares of that series. Included in the number of shares beneficially owned by officers and directors as a group are 258,804 shares of Common Stock which could be acquired through exercisable stock options as of December 31, 1993 and 62,796 shares issued under the Ferro Performance Share Plan which are subject to the risk of forfeiture under the terms of that Plan. The beneficial ownership of Messrs. Bersticker, Bush and Ortino are set forth below their biographies on pages 3 and 4 of this Proxy Statement. Mr. Fisher beneficially owns 52,702 shares of Common Stock and 1,496 shares of ESOP Convertible Preferred Stock. Mr. Carragher beneficially owns 46,686 shares of Common Stock and 1,430 shares of ESOP Convertible Preferred Stock. The shares reported for Messrs. Fisher and Carragher include 21,375 and 18,937 shares which may be acquired through exercisable stock options and 4,633 and 5,965 shares issued under the Performance Share Plan which are subject to risk of forfeiture based upon the terms of that plan.

     The following table sets forth information concerning each person known by Ferro to be the beneficial owner of more than 5% of its outstanding Common Stock or stock convertible into Common Stock.

                                                      AMOUNT AND          PERCENT
               NAME AND ADDRESS                  NATURE OF BENEFICIAL       OF
              OF BENEFICIAL OWNER                     OWNERSHIP            CLASS
- -----------------------------------------------  --------------------     -------
RCM Capital Management.........................        2,211,350(1)         7.6%
  Four Embarcadero Center
  San Francisco, California 94111
Prudential Insurance Company of America........        1,625,555(2)         5.6%
  Prudential Plaza
  Newark, New Jersey 07102-3777
National City Bank, Trustee....................        1,430,860(3)         100%
     under the Ferro Corporation
     Savings and Stock Ownership Plan
  1900 East 9th Street
  Cleveland, Ohio 44114

- ---------------

(1) Information regarding share ownership was obtained from Schedule 13G filed February 10, 1994 by RCM Capital Management.

(2) Information regarding share ownership was obtained from Schedule 13G filed February 10, 1994 by Prudential Insurance Co. of America.

(3) The beneficial owners of the Savings and Stock Ownership Plan are participating employees of the Company. The 1,430,860 shares of Convertible Preferred Stock are convertible into 2,478,965 shares of Common Stock, representing approximately 8.5% of the outstanding Common Stock. The Preferred Stock is nontransferable and, upon distribution of an account balance to a plan participant, such participant receives Common Stock issuable upon conversion of the Preferred Stock or cash payable upon redemption of the Preferred Stock. Each share of Preferred Stock carries one vote, voting together with the Common Stock on most matters. The Trustee votes in accordance with the instructions of plan participants. Information regarding share ownership was obtained from the Trustee as of February 25, 1994.

     Section 16(a) of the Securities Exchange Act of 1934 requires Ferro's officers and directors, and persons who own more than ten percent of a registered class of Ferro's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than ten-percent shareholders are required by SEC regulation to furnish Ferro with copies of all Section 16(a) forms they file.

     Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to Ferro during 1993 and Forms 5 and amendments thereto furnished to Ferro with respect to 1993, no director, officer, beneficial owner of more than 10% of its outstanding Common Stock or stock convertible into Common Stock or any other person subject to Section 16 of the Exchange Act, failed to file on a timely basis since January 1, 1993, reports required by Section 16(a) of the Exchange Act during 1993 or prior fiscal years.

              CERTAIN MATTERS PERTAINING TO THE BOARD OF DIRECTORS

     During 1993, the Board held nine regularly scheduled monthly meetings and committees of the Board met from time to time upon call of the Chief Executive Officer (or in the case of the Audit Committee, upon call of its Chairman). During 1993, each director attended at least 75% of the aggregate of the total number of meetings of the

Board and the committees on which he served with the exception of Mr. Ginn who attended 72% of the meetings of the Board and of the committees on which he served.

     Each director who is not an employee of Ferro is paid an annual retainer fee of $15,000. In addition, directors (other than employee directors) are paid an attendance fee of $1,225 for meetings of the Board and $1,000 for meetings of its committees. The Chairman of the Audit Committee and the Chairman of Compensation and Organization Committee are each paid an additional annual retainer of $2,000.

     The Audit Committee of the Board of Directors engages in the functions usual to an audit committee of a publicly held corporation, including recommendations as to the engagement of independent accountants; review with the independent accountants of the proposed scope of and plans for annual audits and review of audit results; review of the adequacy of internal financial controls and internal audit functions; and review of any problems identified by either the internal or external audit functions. During 1993, the Audit Committee met twice. Messrs. Brown, Brentlinger and O'Donnell are the current members of the Audit Committee, with Mr. Brentlinger serving as Chairman.

     The Compensation and Organization Committee considers and formulates recommendations with respect to the compensation of Ferro's officers and performs certain delegated Board functions with respect to the Stock Option Plan, the Performance Share Plan and the Incentive Compensation Plan. Included among its functions is the review of recommendations (including written recommendations made by any shareholder) as to new members of the Board of Directors. Shareholder recommendations for members of the Board of Directors should be submitted in writing to the Secretary of Ferro. During 1993, the Committee met twice. A report of the Compensation and Organization Committee is set forth on pages 11 through 13 of this Proxy Statement.

                PROPOSAL TO AMEND THE ARTICLES OF INCORPORATION
               TO INCREASE THE NUMBER OF AUTHORIZED COMMON SHARES

     The Company's Articles of Incorporation presently authorize the issuance of 75,000,000 shares of common stock and 2,000,000 of serial preferred stock. The Board recommends an increase in the number of authorized shares of common stock from the 75,000,000 currently authorized to 150,000,000. As of December 31, 1993, there were issued and outstanding 29,135,992 shares of the Company's common stock. Also, as of that date 1,018,680 shares of common stock were reserved for issuance under the Company's Stock Option Plans, 1,444,875 shares were reserved for issuance under the

Company's Performance Share Plan, and 31,599,547 shares were reserved for issuance upon the exercise of the rights pursuant to the Shareholder Rights Plan. Each of the foregoing Plans contains antidilution provisions to the effect that the number of shares reserved under the Plans will be increased to reflect the effect of stock splits and the like. The balance of common stock available for issuance on that date was 11,800,906 shares.

     The Board of Directors is of the opinion that the present balance of common stock available for issuance may be insufficient to enable the Company to take advantage of business opportunities that may arise or for other corporate purposes such as stock dividends or stock splits. The Board of Directors has no present plans, arrangements, commitments or undertakings for the issuance of additional shares. Since the last time that the Company increased its authorized shares, it effected a three-for-two split in 1989 and again in 1992. Authorized but unissued shares may be issued at some later date on authorization by the Board of Directors without further action of shareholders except as may be required by law or by the rules of the New York Stock Exchange.

     The following table sets forth information relating to the number of shares of common stock currently authorized and available for issuance and the number of shares of common stock to be available upon approval of the proposed amendment.

                                                           PRIOR            AFTER
                                                          PROPOSED         PROPOSED
                                                          INCREASE         INCREASE
                                                        ------------     ------------
Total Number of Shares of Common Stock Authorized.....    75,000,000      150,000,000
Shares Outstanding....................................   [29,135,992]     [29,135,992]
Shares Reserved for Stock Option Plans................    [1,018,680]      [1,018,680]
Shares Reserved for Performance Share Plan............    [1,444,875]      [1,444,875]
Shares Reserved for Shareholder Rights Plan...........   [31,599,547]     [31,599,547]
Shares Available for Issuance for Other Corporate
  Purposes............................................    11,800,906       86,800,906

                            RECOMMENDATION AND VOTE

     The affirmative vote of two-thirds of the outstanding shares of the Company's common stock and Convertible Preferred Stock, voting as a single class, entitled to vote at the meeting is required to adopt the proposed amendment to the Articles of Incorporation.

     YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR AMENDMENT OF THE ARTICLES OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK FROM 75,000,000 TO 150,000,000.

                            DESIGNATION OF AUDITORS

     Unless otherwise indicated, the accompanying proxy will be voted in favor of ratifying the selection of KPMG Peat Marwick, Certified Public Accountants, to audit the books and accounts of Ferro for the current year ending December 31, 1994. KPMG Peat Marwick have been acting as the auditors of Ferro for many years. On recommendation of the Audit Committee, the Board of Directors has appointed such firm to continue as Ferro's auditors for the current year, subject to the approval thereof by the shareholders.

     Representatives of KPMG Peat Marwick will be at the annual meeting of shareholders, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions.

                   INFORMATION CONCERNING EXECUTIVE OFFICERS

REPORT OF THE COMPENSATION AND ORGANIZATION COMMITTEE

     The principal components of senior executive officer compensation at Ferro, and the role of the Compensation and Organization Committee of the Board of Directors as to each component in 1993, were as follows:

          1. Annual salary level, effective January 1, recommended by the Committee and adopted by the Board.

          2. Annual Incentive Compensation Plan (a cash bonus plan) under which achievement is measured primarily by achievement of mathematical targets, and, to a lesser extent, by discretionary determinations. The Committee adopts such a plan each year, including the placement of senior executives in the plan, determination of the applicable percentage of salary to be used for bonus measurement, and determination of the mathematical targets by which the level of bonus achievement will be measured. The Committee approves the actual discretionary bonus awards to senior executive officers other than the Chief Executive Officer.

          3. Performance Share Plan (a long term incentive plan) under which shares of common stock are issued, subject to risk of forfeiture, based upon the degree of achievement of Performance Targets during the Performance Period. The Committee determines the Performance Targets which will be applicable to determine the degree of vesting, or the degree of forfeiture, of Performance Shares.

          4. The Committee makes recommendations to a Special Committee of the Board, consisting of all Board members other than those who participate, or have participated, in the applicable plans, for the award of Performance Shares under the Performance Share Plan and the award of Stock Options under the Stock Option Plan. With respect to discretionary bonus matters, the Committee makes a recommendation to the Board, in the case of the Chief Executive Officer, of non-mathematical performance goals for the year ahead, and of the actual discretionary bonus award for the completed year.

     For several years TPF&C, a Towers Perrin Company, has served as executive compensation consultants to Ferro. TPF&C has advised Ferro, and the Committee has relied heavily upon this advice, with respect to senior executive competitive salary levels, annual bonus potentials, and long term incentive plan values. The TPF&C advice is based on a variety of competitive data banks maintained by, or available to, TPF&C.

     Applying this data to Ferro, and to Mr. Bersticker, Ferro's Chief Executive Officer, the Committee recommended (and the Board approved), for 1993:

          1. A salary level of $490,000, which represents approximately the mid point of competitive salary data as reported by TPF&C, for comparable sized companies;

          2. An annual incentive plan cash bonus target amount equal to 50% of salary. Eighty percent of such cash bonus target amount is based upon the degree of achievement of mathematical targets, with the target bonus achieved if the Company earns a 16% return on equity (a 1% increase over the prior year), 200% of target bonus achieved if the Company earns a 19% return on equity, and no mathematical bonus achieved if return on equity is less than 9%. Twenty percent of target bonus amount is based upon discretionary factors. Such annual incentive target amounts represent the approximate mid-point of other comparable sized companies as reported by TPF&C.

          3. An award of options for 30,000 shares under the Ferro Stock Option Plan. This award, standing alone, would be substantially less than the advice of TPF&C as to competitive long term incentive values for comparable sized companies. That is because of the current Ferro practice of awarding Performance Shares every other year, and "doubling up" on the grant size in the years of grant. Under this every other year practice, no Performance Shares were awarded in 1993. If one-half of the prior year grant of Performance Shares were added to the stock option grants made to Mr. Bersticker in 1993, the aggregate of the expected values from those two forms of long term incentive plan awards would approximate the mid-point of expected values for long term incentive awards for comparable sized companies, as reported by TPF&C based on competitive data.

     The future value of stock option awards will, of course, be a function of the market value for Ferro stock in the future. The future value of Performance Shares awarded in prior years will be a function both of the future market value of Ferro stock and of the degree of achievement of the Performance Targets by which the degree of vesting, or the degree of forfeiture, of such Performance Shares is measured.

     In recommending Mr. Bersticker's discretionary (personal performance) level of bonus achievement, the Committee considered the degree of achievement of specific objectives that had been agreed upon for Mr. Bersticker at the beginning of 1993. The determination of the actual award was made in January, 1994. The award was fixed at approximately 110% of target, or $54,000.

     The recommendations of the Committee represented a high degree of satisfaction with the manner in which Mr. Bersticker has performed his responsibilities as Chief Executive Officer and his maturity and experience in the business of Ferro.

     In making its determinations and recommendations with respect to the four most highly compensated executives other than Mr. Bersticker, the Committee considered and discussed those same materials and information that were considered with respect to Mr. Bersticker, as well as the advice and recommendations of Mr. Bersticker as to such individuals. The Committee also considered its evaluation of the individual performance of those individuals. In the case of Messrs. Bush, Carragher and Fisher, who have direct responsibilities with respect to Company operations, their levels of achievement under the Cash Bonus Plan and Performance Share Plan are materially impacted by the performance of those specific operations which are in their respective areas of responsibility. The Committee recommended, and the Board approved, increases in the salary levels of Messrs. Bush, Ortino and Fisher effective May 1, 1993 reflecting their promotions effective that date and the assumption of new responsibilities by them.

                                      W. E. Butler, J. C. Morley, D. W. Sullivan

PERFORMANCE COMPARED TO CERTAIN STANDARDS

     The chart set forth below compares Ferro's cumulative total shareholder return for the five years ended December 31, 1993 to (a) that of the Standard & Poor's 500 Index and (b) that of a designated group of companies deemed to have a peer group relationship to Ferro. In all cases, the information is presented on a dividend reinvested basis.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
     FERRO CORPORATION, S&P 500 INDEX AND S&P SPECIALTY CHEMICALS INDEX(1)

                    Ferro             S&P            S&P Specialty
                 Corporation       500 Index        Chemicals Index
                 -----------       ---------        ---------------
1988                100.0            100.0               100.0
1989                117.7            131.6               121.8
1990                 84.7            127.5               117.0
1991                183.1            166.2               165.1
1992                199.3            178.8               174.9
1993                239.0            196.7               199.4



Note:

(1) Assumes $100 invested on December 31, 1988 in Ferro Common Stock, S&P 500 Index and S&P Specialty Chemicals Index.

SUMMARY COMPENSATION TABLE

     The following table shows on an accrual basis the elements of compensation paid or awarded during each of the three years ended December 31, 1993 to the Chief Executive Officer and to each of the other four highest paid executive officers of Ferro.

                           SUMMARY COMPENSATION TABLE

                                                                   LONG TERM COMPENSATION
                                                                           AWARDS
                                                                 --------------------------
                     ANNUAL COMPENSATION                         PERFORMANCE                    ALL OTHER
- -------------------------------------------------------------    SHARE PLAN       OPTIONS        COMPEN-
          NAME AND                        SALARY      BONUS       AWARD(1)        (NO. OF        SATION
     PRINCIPAL POSITION         YEAR       ($)         ($)           ($)         SHARES)(2)      ($)(3)
- ----------------------------    -----    --------    --------    -----------     ----------     ---------
A.C. Bersticker                  1993     490,000     224,719            0         30,000         19,597
  President and Chief            1992     450,000     317,800      417,693         30,000         17,215
  Executive Officer              1991     361,667      71,497      125,862         13,500         16,107
W.F. Bush                        1993     290,666     102,816            0          9,000         15,545
  Executive Vice President       1992     240,000     146,519      190,942          9,000         12,747
  and Chief Operating            1991     210,000      31,887       67,623          6,750         11,409
  Officer
H.R. Ortino                      1993     251,334      96,692            0          9,000         23,264
  Executive Vice President       1992     212,000     124,553      168,666          9,000         18,829
  and Chief Financial --         1991     182,000      31,111       58,599          6,750         24,845
  Administrative Officer
J.F. Fisher                      1993     202,002      67,233            0          6,000         14,268
  Senior Vice President --       1992     167,000      98,860      132,828          6,000         11,871
  Coatings, Colors and           1991     147,000      20,820       47,322          4,500         11,448
  Ceramics
F.A. Carragher                   1993     236,000      30,156            0          9,000         14,787
  Senior Vice President --       1992     215,000      47,020      171,017          9,000         15,850
  Chemicals and Polymers         1991     190,000      19,399       61,185          6,750         12,324

Notes:

(1) No Performance Shares were awarded in 1993 pursuant to Ferro's practice of granting awards every other year, instead of annually. See page 13 of this Proxy Statement. The values reported are based upon the number of Performance Shares awarded, valued at the market price of the Common Stock on the date of the award. Such reported values are based upon achievement of target levels of performance by Ferro during the performance period. Realization of such values will be a function of Ferro's performance during the performance periods. The performance period is three years for the awards made in 1992 and five years for the awards made in 1991. Performance is measured in relation to standards tied to return on average common equity, net income growth, return on average assets employed and operating income growth. If Ferro's performance exceeds target levels, the number of shares can increase by up to 25%. At December 31, 1993, the persons listed above hold the following number of Performance Shares, valued at the value of the underlying shares at December 31, 1993, applicable to performance periods not yet completed: Mr. Bersticker, 29,940 shares, valued at $958,080; Mr. Bush, 14,733 shares, valued at $471,456; Mr. Ortino, 12,944 shares, valued at $414,208; Mr. Fisher, 10,349 shares, valued at $331,168; and Mr. Carragher, 13,288 shares, valued at $425,216. Such values are also based upon achievement of target levels of performance by Ferro during the performance period and realization of values will be a function of Ferro's performance during the performance period.


(2) Stock Option grants were awarded on the following dates:
    December 13, 1990 (for 1991)
    January 24, 1992
    January 22, 1993

(3) In the year ended December 31, 1993, All Other Compensation includes company matching payments under the Ferro ESOP, as follows: Mr. Bersticker, $6,746, Mr. Bush, $5,996, Mr. Ortino, $6,746, Mr. Fisher, $5,996 and Mr. Carragher, $6,296; personal use of leased automobiles, as follows: Mr. Bersticker, $3,276, Mr. Bush, $2,480, Mr. Ortino, $5,785, Mr. Fisher, $5,716 and Mr.
    Carragher, $2,714; taxable portion of benefits under health, hospitalization and life insurance programs, as follows: Mr. Bersticker, $5,850, Messrs. Bush and Ortino, $3,744 each, Mr. Fisher $2,556 and Mr. Carragher, $5,777; individual tax services, as follows: Mr. Bersticker $3,725, Mr.Bush, $3,325, Mr. Ortino, $3,350; and in the case of Mr. Ortino, home leave benefits of $3,639.

    STOCK OPTION GRANTS, EXERCISES AND YEAR END VALUES

     The following table sets forth information regarding grants of stock options to each of the five highest paid executive officers of Ferro under Ferro's stock option plan during the fiscal year ended December 31, 1993. In each case the options were granted at fair market value on the date of grant ($29.50) for a term of 10 years expiring January 21, 2003. The exercisability of the stock options vests at the rate of 25% per year. In the case of death, retirement, disability or change of control, the options become 100% exercisable.

                             OPTION GRANTS IN 1993

                                                            % OF TOTAL
                                                             OPTIONS          GRANT DATE
                                                            GRANTED TO          PRESENT
                                            OPTIONS        EMPLOYEES IN        VALUE(1)
                  NAME                      GRANTED            1993                $
- ----------------------------------------  ------------     ------------     ---------------
A.C. Bersticker
President and Chief Executive Officer...     30,000            16.6%           $ 383,100
W.F. Bush
Executive Vice President and
Chief Operating Officer.................      9,000             5.0%           $ 114,930
H.R. Ortino
Executive Vice President and Chief
Financial -- Administrative Officer.....      9,000             5.0%           $ 114,930
J.F. Fisher
Senior Vice President --
Coatings, Colors and Ceramics...........      6,000             3.3%           $  76,620
F.A. Carragher
Senior Vice President -- Chemicals and
Polymers................................      9,000             5.0%           $ 114,930

- ---------------

Note:

(1) The grant date present value has been calculated using the Black-Scholes method of option valuation. The model assumes the following: (a) an option term of ten years; (b) an interest rate that represents the interest rate on a U.S. Treasury bond with a maturity date corresponding to the ten year option term; (c) volatility calculated using quarter-end stock prices for the past five years (20 quarters) prior to grant date; and (d) the stock's annualized dividend yield also over the past five years (20 quarters).

     The following table shows, with respect to those same persons, information regarding stock option exercises during 1993 and information regarding options held at year end.

                                                                                VALUE OF
                                                              NUMBER OF        UNEXERCISED
                                                             UNEXERCISED      IN-THE-MONEY
                                                             OPTIONS AT        OPTIONS AT
                                                            DECEMBER 31,      DECEMBER 31,
                                   SHARES                       1993             1993(1)
                                  ACQUIRED                  -------------     -------------
                                     ON         VALUE       EXERCISABLE/      EXERCISABLE/
             NAME                 EXERCISE     REALIZED     UNEXERCISABLE     UNEXERCISABLE
- ------------------------------    --------     --------     -------------     -------------
A.C. Bersticker                      None           N/A        94,125/         $1,790,261/
  President and Chief                                           55,875           $ 274,811
  Executive Officer
W.F. Bush                            None           N/A        35,812/         $  658,733/
  Executive Vice President and                                  17,438           $  95,055
  Chief Operating Officer
H.R. Ortino                         6,000      $134,660        29,437/         $  507,053/
  Executive Vice President and                                  17,438           $  95,055
  Chief Financial --
  Administrative Officer
J.F. Fisher                          None           N/A        21,375/         $  382,684/
  Senior Vice President --                                      11,625           $  63,364
  Coatings, Colors and
  Ceramics
F.A. Carragher                     16,875      $402,986        18,937/         $  297,068/
  Senior Vice President --                                      17,438           $  95,055
  Chemicals and Polymers

- ---------------

Note:

(1) Value of unexercised in-the-money options is based on Ferro's NYSE closing common stock price on December 31, 1993, of $32.00.

PERFORMANCE SHARE PLAN AWARDS

     No performance shares were awarded in 1993 pursuant to Ferro's practice of granting awards every other year, instead of annually. See page 13 of this Proxy Statement.

RETIREMENT PLAN

     Ferro maintains a non-contributory defined benefit retirement program for eligible salaried employees, including officers. In general, as applied to the senior officer group of Ferro the retirement program provides a monthly pension at age 65 payable for life with a guarantee of 120 monthly payments. The monthly retirement benefit payable to a participating employee who retires on or after age 65 with 30 or more years of service is 50% of the monthly average of the participant's covered compensation during the five consecutive calendar years in which his covered compensation was the highest, reduced by 50% of his primary Social Security benefit. If the participating employee has less than 30 years of service, the monthly pension net benefit is reduced proportionately. Generally, for purposes of the retirement program, covered compensation means basic salary plus bonus plus payments made under the Performance Share Plan. Section 415 of the Internal Revenue Code limits the annual benefits payable from the Ferro Qualified Retirement Plan (to $115,641 per year for 1993). In addition, the amount of covered compensation used to compute the Retirement Plan benefit is limited by the Internal Revenue Code. In response to such limitations, Ferro has adopted an Excess Benefits Plan. The Excess Benefits Plan will pay retirement program benefits to participants in the Ferro Qualified Retirement Plan in excess of those payable from the Qualified Plan. The following table shows estimated annual benefits payable upon retirement under both the Retirement Plan and the Excess Benefits Plan to persons with the specified years of service and whose average annual covered compensation during the five consecutive calendar years in which their covered compensation was the highest would be as indicated. As of December 31, 1993, Messrs. Bersticker, Bush, Ortino, Fisher and Carragher had 35, 29, 22, 34, and 14 years of service, respectively.

                                       YEARS OF SERVICE AT AGE 65
       ASSUMED                             RETIREMENT IN 1993
       COVERED            ----------------------------------------------------
    COMPENSATION              10            20            30            40
- ---------------------     ----------    ----------    ----------    ----------
      $ 200,000           $   31,077    $   62,155    $   93,232    $   93,232
        300,000               47,744        95,488       143,232       143,232
        400,000               64,411       128,821       193,232       193,232
        500,000               81,077       162,155       243,232       243,232
        600,000               97,744       195,488       293,232       293,232
        700,000              114,411       228,821       343,232       343,232
        800,000              131,077       262,155       393,232       393,232
        900,000              147,744       295,488       443,232       443,232

- ---------------

     The five year average covered compensation for the individuals listed in the Summary Compensation Table was: Mr. Bersticker, $683,083; Mr. Bush, $371,038; Mr. Ortino, $323,134; and Mr. Fisher, $251,359. See page 21 of this
Proxy Statement for a description of an agreement entered into with Mr. Carragher in 1993 pertaining to his retirement.

EXECUTIVE EMPLOYMENT AGREEMENTS

     Ferro is a party to executive employment agreements (the "Executive Employment Agreements") with 11 of its officers, including each of the individuals (except Mr. Carragher) named in the summary compensation table on page 15 of this Proxy Statement. The purpose of the Executive Employment Agreements is to reinforce and encourage the continued attention and dedication of these officers to their assigned duties without distraction in the face of
(i) solicitations by other employers and (ii) the potentially disturbing circumstances arising from the possibility of a change in control of Ferro. To that end, the Executive Employment Agreements obligate Ferro to provide certain severance benefits, described below, to any of these officers whose employment is terminated under certain circumstances.

     Benefits are payable under the Executive Employment Agreements if the officer's employment is terminated for reasons other than for cause, disability, death or normal retirement or if the officer terminates his employment for "Good Reason." Good Reason will exist if Ferro fails to honor any of its obligations or responsibilities under certain designated sections of the Executive Employment Agreement. Benefits are also payable if a successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of Ferro fails to expressly assume the Executive Employment Agreements. The principal benefits to be provided to the officers under the Executive Employment Agreements are (i) a lump sum severance payment equal to a full year's compensation (base salary and incentive compensation) multiplied by three in the cases of Messrs. Bersticker, Bush and Ortino and multiplied by two in the case of the other officers with whom Executive Employment Agreements were made, (ii) a lump sum calculated to approximate the present value of the additional retirement benefits to which the officer would have become entitled had he remained in the employment of Ferro for the same number of years used in computing the lump sum severance payment,
(iii) continued participation in Ferro's employee benefit programs such as group life, health and medical insurance coverage for the same number of years used in comput-ing the lump sum severance payment, and (iv) a cash payment in an amount to reimburse on an after tax basis that portion of any excise tax attributable to payments or benefits described in items (i), (ii) and (iii) above.

     As security for its payment of the benefits provided for in the Executive Employment Agreements, Ferro has established, in accordance with its obligation under the Executive Employment Agreements, an escrow account at National City Bank and deposited into that escrow account a percentage of the amount which would be payable to each of the officers under the Executive Employment Agreements. No officer has a right to receive any amount in the escrow account until Ferro has defaulted in its obligations to that officer under the Executive Employment Agreement to which he is a party. Interest earned on the escrow account is paid to the Company.

     In 1993, Ferro entered into an agreement with Mr. Carragher which provides for his compensation as a consultant to the Company after he steps down as Senior Vice President, Chemicals and Polymers in March of 1994. This agreement supersedes his executive employment agreement and a prior agreement with him providing for supplemental retirement benefits. Under the 1993 agreement, Mr. Carragher will be entitled to continued participation in certain employee benefit plans and will be paid an aggregate salary of $660,800 for the period of April 1, 1994 through February 4, 1997 in return for his services as a consultant. Mr. Carragher will be deemed to have retired as of March 31, 1994 with respect to his rights under the Performance Share Plan and will be deemed to have retired as of February 4, 1997 with respect to his rights under the stock option plan. As a result of this agreement, Mr. Carragher's prior service with the Company, and a supplemental pension agreement entered into with Mr. Carragher on August 25, 1988, Mr. Carragher will be eligible, as of March 1, 1997, to participate in the Ferro Salaried Retiree Medical Program and will be entitled to receive a pension of approximately $9,270 per month.

               SHAREHOLDER PROPOSALS FOR THE 1995 ANNUAL MEETING

     Any shareholder who intends to present a proposal at the 1995 annual meeting and who wishes to have the proposal included in Ferro's proxy statement and form of proxy for that meeting must deliver the proposal to Ferro not later than November 15, 1994.

                                 MISCELLANEOUS

     The accompanying proxy is solicited by the Board of Directors of Ferro and will be voted in accordance with the instructions thereon if it is returned duly executed and is not revoked. A shareholder may revoke his proxy without affecting any vote previously taken, by giving notice to the Company in writing or in open meeting.

     Ferro will bear the cost of preparing and mailing this statement, with the accompanying proxy and other instruments. Ferro will also pay the standard charges and expenses of brokerage houses, or other nominees or fiduciaries, for forwarding such instruments to and obtaining proxies from securities holders and beneficiaries for whose account they hold registered title to shares of the Company. In addition to using the mails, directors, officers and other employees of Ferro, acting on its behalf, may also solicit proxies, and Georgeson & Co., New York, New York, has been retained, at an estimated cost of $10,000 plus expenses, to aid in the solicitation of proxies from brokers, institutional holders and individuals who own a large number of shares. Proxies may be solicited personally, by telephone, or by telegram.

     The record date for determination of shareholders entitled to vote at the 1994 annual meeting is February 25, 1994. On that date the outstanding voting
securities of Ferro were             shares of Common Stock, having a par value
of $1 each and           shares of Series A ESOP Convertible Preferred Stock.
Each share has one vote and the Common Stock and the Series A ESOP Convertible Preferred Stock vote together as a single class.

     Under the General Corporation Law of Ohio, if notice in writing is given by any shareholder to the President or any Vice President or the Secretary of Ferro, not less than forty-eight hours before the time fixed for holding the meeting, that the shareholder desires that the voting for election of directors shall be cumulative, and if an announcement of the giving of such notice is made upon the convening of the meeting, each shareholder will have cumulative voting rights. Cumulative voting means that each shareholder is entitled to that number of votes equal to the number of shares that he owns multiplied by the number of directors to be elected. Each shareholder may cast all of his votes for a single nominee or may distribute his votes among as many nominees as he sees fit. As indicated on page 1 of this Proxy Statement, if the election of directors is by cumulative voting the persons appointed by the accompanying proxy intend to cumulate the votes represented by the proxies they receive and distribute such votes in accordance with their best judgment. Those nominees receiving the largest number of votes for the director positions to be filled will be elected to those positions. Abstentions will be deemed to be present for the purpose of determining a quorum for the meeting, but will be deemed not voting on the issues or matters as to which the abstention is applicable.

     So far as the management is aware, no matters other than those outlined in this Proxy Statement will be presented to the meeting for action on the part of the shareholders. If any other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote thereon the shares to which the proxy relates, in accordance with their best judgment.

                                              FERRO CORPORATION

                                              P. B. CAMPBELL, Secretary
March 14, 1994

To:  Securities and Exchange Commission

From:  Ferro Corporation

Subject: Memorandom of Differences between the EDGAR filing and the printed Proxy Statement.

A picture of each director appears next to his or her biography on pages 4 through and including 8.

FERRO CORPORATION    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned shareholder of Ferro Corporation hereby appoints A. C. Bersticker, H. R. Ortino, and P. B. Campbell, the Proxies of the undersigned to vote the shares of the undersigned at the 1994 annual meeting of shareholders of said Corporation and any adjournment thereof upon the following:

   THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSALS 1, 2 AND 3.

(1) ELECTION OF DIRECTORS: Glenn R. Brown, William E. Butler, Paul B. Campbell, John C. Morley and Hector R. Ortino for terms expiring in 1997.

    / / FOR all nominees (except as marked to the contrary)         / / WITHHOLD
            AUTHORITY to vote for all nominees

            (INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

(2) RATIFICATION OF THE DESIGNATION OF KPMG PEAT MARWICK AS INDEPENDENT
    AUDITORS.

                                           / / FOR    / / AGAINST    / / ABSTAIN

(3) Proposal to adopt an amendment of Article Fourth of the Company's Articles of Incorporation, along with any necessary conforming amendments, to increase the number of authorized shares of common stock to 150,000,000.

                                           / / FOR    / / AGAINST    / / ABSTAIN

(4) In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

                                     (Continued, and to be signed on other side)

PROXY NO.                  (Continued from other side)                 SHARES

    IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3.

                                                    Dated................., 1994

                                                    ............................
                                                             Signature

                                                    ............................
                                                     Signature if held jointly

                                                    NOTICE: When signing as
                                                    attorney, executor,
                                                    administrator, trustee or
                                                    guardian, please give your
                                                    full title as such. A proxy
                                                    given by a corporation
                                                    should be signed in the
                                                    corporate name by the
                                                    chairman of its board of
                                                    directors, its president,
                                                    vice president, secretary,
                                                    or treasurer.

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                                          THE PROXY
                                               CARD PROMPTLY USING THE ENCLOSED
                                                          ENVELOPE.

                                   Proxy Card

FERRO CORPORATION    THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
TO: NATIONAL CITY BANK, CLEVELAND, OHIO
    TRUSTEE UNDER THE FERRO CORPORATION SAVINGS AND STOCK OWNERSHIP PLAN

    I hereby direct that the voting rights pertaining to shares of stock of Ferro Corporation held by you, as Trustee, and allocated to my account shall be exercised at the 1994 annual meeting of shareholders of said Corporation and any adjournment thereof to vote:

   THE BOARD OF DIRECTORS RECOMMENDS VOTES BE CAST FOR PROPOSALS 1, 2 AND 3.

(1) ELECTION OF DIRECTORS: Glenn R. Brown, William E. Butler, Paul B. Campbell, John C. Morley and Hector R. Ortino for terms expiring in 1997.

    / / FOR all nominees (except as marked to the contrary)         / / WITHHOLD
            AUTHORITY to vote for all nominees

            (INSTRUCTION: If you wish to withhold authority to vote for any individual nominee, strike a line through the nominee's name in the list above.)

(2) RATIFICATION OF THE DESIGNATION OF KPMG PEAT MARWICK AS INDEPENDENT
    AUDITORS.

                                           / / FOR    / / AGAINST    / / ABSTAIN

(3) Proposal to adopt an amendment of Article Fourth of the Company's Articles of Incorporation, along with any necessary conforming amendments, to increase the number of authorized shares of common stock to 150,000,000.

                                           / / FOR    / / AGAINST    / / ABSTAIN

                                     (Continued, and to be signed on other side)

                          (Continued from other side)

(4) In its discretion, the Trustee is authorized to vote upon such other business as may properly come before the meeting or any adjournment thereof.

    IF NO INSTRUCTION IS INDICATED, AUTHORITY IS GRANTED TO CAST THE VOTE OF THE UNDERSIGNED FOR THE ELECTION OF THE NOMINEES FOR DIRECTOR AND FOR PROPOSALS 2 AND 3. THE TRUSTEE IS ALSO DIRECTED TO VOTE THE UNDERSIGNED'S PRORATA PORTION OF ALL OF THE TRUSTEE'S UNALLOCATED AND/OR UNVOTED SHARES IN THE SAME MANNER AS THE UNDERSIGNED HAS DIRECTED ON THE REVERSE SIDE HEREOF.

                                                    Dated................., 1994

                                                    ............................
                                                             Signature

                                                    NOTICE: When signing as
                                                    attorney, executor,
                                                    administrator, trustee or
                                                    guardian, please give your
                                                    full title as such.

                                              PLEASE MARK, SIGN, DATE AND RETURN
                                                          THE PROXY
                                               CARD PROMPTLY USING THE ENCLOSED
                                                          ENVELOPE.

                                   Proxy Card